EXHIBIT 3.1b

                              CERTIFICATE OF MERGER

                                   ESOFT, INC.
                             A COLORADO CORPORATION

                                      INTO

                                 NEW ESOFT, INC.
                             A DELAWARE CORPORATION



        Pursuant to the provisions of Section 252 of the Delaware General Corporation Law and Section 7-111-107 of the Colorado Business Corporation Act, the undersigned corporations certify that each has approved, adopted, certified, executed and acknowledged the following Certificate of Merger for the purpose of merging eSoft, Inc., a Colorado corporation ("Colorado Company"), with and into New eSoft, Inc., a Delaware corporation ("Delaware Company").

        1. On November 11, 1997, the Agreement and Plan of Merger (the "Merger Agreement"), attached as EXHIBIT A hereto, was approved, adopted, certified and acknowledged by the board of directors of Colorado Company. On November 21, 1997 the Merger Agreement was approved, adopted, certified and acknowledged by the board of directors of Delaware Company in the manner prescribed by the Delaware General Corporation Law. On February 10, 1998 the Merger Agreement was approved by the stockholders of Colorado Company in the manner prescribed by the Colorado Business Corporation Act.

        2. The Certificate of Incorporation of Delaware Company shall be the Certificate of Incorporation of the surviving corporation without change or amendment, except that the name of New eSoft, Inc. shall, upon effectiveness of the merger be changed to eSoft, Inc.

        3. The name of the surviving corporation, therefore, shall be eSoft, Inc., a Delaware corporation.

        4. The executed Merger Agreement is on file at the principal place of business of Delaware Company, 5335 Sterling Drive, Suite C, Boulder, Colorado 80301.

        5. A copy of the Merger Agreement will be furnished by Delaware Company upon request and without costs, to any stockholder of Delaware Company or Colorado Company.

        6. The authorized capital of Colorado Company consists of 50,000,000 shares of Common Stock, $0.01 par value and 3,000,000 shares of preferred stock, $0.01 par value.


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        Dated this 13th day of February, 1998.


ATTEST:                                 eSOFT, INC., a Colorado corporation

/s/ Kent Nuzum
----------------------------------      By: /s/ Philip L. Becker
Kent Nuzum, Secretary                      -------------------------------------
                                            Philip L. Becker, Chairman and
                                            Chief Executive Officer



ATTEST:                                 NEW eSOFT, INC., a Delaware corporation

/s/ Kent Nuzum
-----------------------------------     By: /s/ Philip L. Becker
Kent Nuzum, Secretary                      -------------------------------------
                                            Philip L. Becker, Chairman and
                                            Chief Executive Officer



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                                    EXHIBIT A


                                 AGREEMENT AND PLAN OF MERGER


               This Agreement and Plan of Merger ("Agreement") dated February 10, 1998, is entered into between eSoft, Inc., a Colorado corporation ("Company") and New eSoft, Inc., a Delaware corporation ("Newcorp").

                                           RECITALS

               A. Company is a corporation duly organized and existing under the laws of the State of Colorado, having an authorized capitalization of 50,000,000 shares of common stock, $0.01 par value per share (the "Company Common Stock") and 3,000,000 shares of preferred stock, $0.01 par value per share.

               B. Newcorp is a corporation duly organized and existing under the laws of the State of Delaware, having authorized capitalization of 50,000,000 shares of common stock, $0.01 par value per share ("Newcorp Common Stock").

               C. 3,083,158 shares of Company Common Stock are issued and outstanding.

               D. The Boards of Directors of Company and Newcorp have determined that it is advisable and in the best interests of Company and Newcorp that Company merge with and into Newcorp, as authorized by the statutes of the States of Delaware and Colorado, which permit such merger, and upon the terms and subject to the conditions of this Agreement.

               E. By resolutions duly adopted, the shareholders of Company have approved this Agreement and the Boards of Directors of Company and Newcorp have, by resolutions duly adopted, approved this Agreement.


                                           AGREEMENT

               NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties and covenants herein contained, IT IS AGREED as follows:

               1. Merger. On the terms set forth in this Agreement, Company shall be merged with and into Newcorp (the "Merger"), and Newcorp shall be the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation").

               2. Converting Shares. Each share of Company Common Stock shall be converted into one fully paid and nonassessable share of Newcorp Common Stock. After the effective date of the Merger, each owner of an outstanding certificate or certificates representing shares of Company Common Stock shall be entitled, upon surrendering such certificate or certificates to the Surviving Corporation, to receive in exchange therefor a certificate or certificates representing an equivalent number of shares of stock of the Surviving Corporation. Until so surrendered, each outstanding certificate which, prior to the effective date of the merger, represented Company Common Stock shall be deemed, for all corporate purposes, to represent the ownership of Common Stock of the Surviving Corporation on the basis hereinbefore provided.

               3. Governing Documents. The Certificate of Incorporation of Newcorp, as in effect immediately prior to the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment except that the name of the Surviving Corporation shall, upon effectiveness of the merger be changed to eSoft, Inc. The bylaws of Newcorp, as in effect immediately prior to the

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Effective Date, shall be the bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with such bylaws, the Certificate of Incorporation and Delaware law.

               4. Succession; Officers and Directors. On the effectiveness of the Merger, the separate corporate existence of Company shall cease and Newcorp, as the Surviving Corporation, shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all restrictions, disabilities and duties of Company. All rights, privileges, powers and franchises of Company, and all property, real, personal and mixed, and all debts due to Company on whatever account, as well as for share subscriptions and all other things belonging to Company, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of Company. The title to any real property or real estate vested by deed or otherwise in Company, shall not revert or be in any way impaired by reason of the Merger but shall be preserved unimpaired and all debts, liabilities and duties of Company shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation. The members of the Board of Directors and the officers of Newcorp shall be those persons who were members of the Board of Directors and the officers, respectively, of the Company immediately prior to the effectiveness of the Merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the bylaws, or until their respective successors are elected and qualified. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Company, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of Newcorp and shall be as effective and binding thereon as the same were with respect to Company.

               5. Further Assurances. From time to time, as and when required by Newcorp, or by its successors and assigns, there shall be executed and delivered on behalf of Company such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other actions as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Newcorp the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Company, and otherwise to carry out the purposes of this Agreement, and the officers and directors of Newcorp are fully authorized in the name and on behalf of Company or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments.


               6. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented at any time prior to the effectiveness of the Merger with respect to any of the terms contained in this Agreement.

               7. Termination. At any time prior to the Effective Date, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of Newcorp if circumstances arise which, in the opinion of the Board of Directors of Newcorp, make the Merger inadvisable.

               8. Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

               9. Acknowledgments. By executing his signature below, the Secretary of Newcorp hereby acknowledges that no vote of the stockholders of Newcorp is required under Section 251(f) of the





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Delaware General Corporation Law and that no shares of stock of Newcorp were issued prior to the adoption by the board of directors of Newcorp approving this Agreement

               IN WITNESS WHEREOF, Company and Newcorp have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

ATTEST:                               eSOFT, INC., a Colorado corporation


By: /s/ Regis Frank                   By:/s/ Philip L. Becker
   -------------------------------       -------------------------------------
   Regis Frank, President                 Philip L. Becker, Chairman and Chief
                                             Executive Officer


ATTEST:                               New eSOFT, INC., a Delaware corporation


By: /s/Regis Frank                    By: /s/ Philip L. Becker
   --------------------------------      ------------------------------------
   Regis Frank, President                 Philip L. Becker, Chairman and Chief
                                             Executive Officer








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